Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Repros Therapeutics Inc. of our report dated March 28, 2011 relating to the consolidated financial statements, which appears in Repros Therapeutics Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 19, 2011